SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2009

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

One Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Following approval by the Board of Directors of Soapstone Networks Inc. (“Soapstone”), on August 31, 2009, Soapstone and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”) entered into an amendment, dated as of August 31, 2009, to that certain Rights Agreement dated as of December 6, 2001, by and between Soapstone and the Rights Agent. Pursuant to the amendment, the “Final Expiration Date” set forth in the Rights Agreement was changed from December 5, 2011 to September 14, 2009. Accordingly, the Rights Agreement and all rights thereunder will expire and terminate on September 14, 2009. The amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Amendment, dated as of August 31, 2009, to Rights Agreement, dated as of December 6, 2001, between Soapstone Networks Inc. f/k/a Avici Systems Inc. and Mellon Investor Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: September 1, 2009	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer, President, and Treasurer

Exhibit Index

4.1	Amendment, dated as of August 31, 2009, to Rights Agreement, dated as of December 6, 2001, between Soapstone Networks Inc. f/k/a Avici Systems Inc. and Mellon Investor Services LLC.